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                   Baxter International Inc. and Subsidiaries

         Exhibit 11.1 - Computation of Primary Earnings Per Common Share

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(Unaudited - in millions, except per share data)                       Three Months Ended       Nine Months Ended
                                                                         September 30,             September 30,

                                                                       1994         1993        1994         1993
Earnings
  Income before cumulative effect of accounting changes                $149         $135        $424         $324
  Cumulative effect of change in accounting for:
    Income taxes                                                          0            0           0           81
    Other postemployment benefits                                         0            0           0          (11)
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  Net income available for common stock                                $149         $135        $424         $394
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Shares
   Weighted average number of
     common shares outstanding                                          283          277         279          277
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Primary earnings (loss) per common share
  Income before cumulative effect of accounting changes               $0.53        $0.49       $1.52        $1.17
  Cumulative effect of change in accounting for:
    Income taxes                                                       0.00         0.00        0.00         0.29
    Other postemployment benefits                                      0.00         0.00        0.00        (0.04)
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  Net income                                                          $0.53        $0.49       $1.52        $1.42
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